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                                                                    Exhibit 99.1

                         LA JOLLA PHARMACEUTICAL COMPANY
                  REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

SAN DIEGO, AUGUST 5, 2004 -- La Jolla Pharmaceutical Company (Nasdaq: LJPC) reported a net loss for the second quarter ended June 30, 2004 of $8.4 million, or $0.14 per share (on 61.2 million weighted average shares), compared to a net loss of $9.9 million, or $0.23 per share (on 42.6 million weighted average shares), for the second quarter of 2003. The net loss for the six months ended June 30, 2004 was $16.7 million, or $0.29 per share (on 58.0 million weighted average shares), compared to a net loss of $23.5 million, or $0.55 per share (on
42.6 million weighted average shares), for the same period in 2003.

Research and development expenses decreased to $6.8 million for the three months ended June 30, 2004 from $8.4 million for the same period in 2003 primarily due to decreases in costs incurred for clinical studies of Riquent (R) including the Company's open-label follow-on clinical trial which was closed in April 2003.

Research and development expenses decreased to $13.6 million for the six months ended June 30, 2004 from $20.3 million for the same period in 2003 primarily due to the decrease in expenses noted above and a decrease in expenses related to the unblinding and analysis of data from the Phase 3 trial of Riquent in the first quarter of 2003.

Cash, cash equivalents and short-term investments as of June 30, 2004 were $44.2 million compared to $32.1 million as of December 31, 2003.

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases and inflammation afflicting several million people in the United States and Europe. The Company is developing Riquent(R) for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also developing LJP 1082 for the treatment of antibody-mediated thrombosis, a condition in which patients suffer from recurrent stroke, deep-vein thrombosis, miscarriage and other thrombotic events, and is in the early stage of developing small molecules to treat various other autoimmune and inflammatory conditions. The Company's common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.

The forward-looking statements in this press release involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. Even though our New Drug Application ("NDA") for Riquent(R) has been accepted by the United States Food and Drug Administration (the "FDA") for review, and even though we have agreed

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with the FDA regarding the design of a potential Phase 4 trial and we have initiated the trial, there is no guarantee that the FDA will approve Riquent in a timely manner, or at all. The analyses of clinical results of Riquent, previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus ("lupus"), and LJP 1082, our drug candidate for the treatment of antibody-mediated thrombosis ("thrombosis"), could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our Phase 3 trial of Riquent showed that the trial did not reach statistical significance with respect to its primary endpoint, time to renal flare, or with respect to the secondary endpoint, time to treatment with high-dose corticosteroids or cyclophosphamide. Although our NDA for Riquent has been accepted for review by the FDA, the results from our clinical trials of Riquent may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the United States or Europe, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent in order to obtain marketing approval. There is no guarantee, however, that we will have the necessary resources to complete any additional trial or that any additional trial will sufficiently demonstrate the safety and efficacy of Riquent. Our blood test to measure the binding affinity for Riquent is experimental, has not been validated by independent laboratories and will likely be reviewed as part of the Riquent approval process. Our other potential drug candidates are at earlier stages of development and involve comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date may not be indicative of future results. In any event, regulatory authorities may require additional clinical trials, or may not approve our drugs. Our ability to develop and sell our products in the future may be adversely affected by the intellectual property rights of third parties. Additional risk factors include the uncertainty and timing of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; the clear need for additional financing; our ability to pass all necessary FDA inspections; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing and sales experience; our ability to make use of the orphan drug designation for Riquent; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Annual Report on Form 10-K for the year ended December 31, 2003, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.


                                       ###

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LA JOLLA PHARMACEUTICAL COMPANY

CONDENSED FINANCIAL STATEMENTS (IN THOUSANDS EXCEPT PER SHARE DATA)


SUMMARY OF OPERATIONS

                                              THREE MONTHS ENDED             SIX MONTHS ENDED
                                                    JUNE 30,                     JUNE 30,
                                                  (UNAUDITED)                  (UNAUDITED)
                                              2004           2003           2004           2003
                                              ----           ----           ----           ----
Research and development expenses         $  6,811       $  8,417       $ 13,612       $ 20,337
General and administrative expenses          1,654          1,598          3,172          3,399
                                          --------       --------       --------       --------
    Total expenses                           8,465         10,015         16,784         23,736
                                          --------       --------       --------       --------
Loss from operations                        (8,465)       (10,015)       (16,784)       (23,736)

Interest income, net                            97             92             41            272
                                          --------       --------       --------       --------
Net loss                                  $ (8,368)      $ (9,923)      $(16,743)      $(23,464)
                                          ========       ========       ========       ========

Basic and diluted net loss per share      $  (0.14)      $  (0.23)      $  (0.29)      $  (0.55)

Shares used in computing basic and
diluted net loss per share                  61,213         42,569         58,035         42,565

BALANCE SHEET INFORMATION

                                                                    JUNE 30,   DECEMBER 31,
                                                                      2004         2003
                                                                      ----         ----
                                                                   (UNAUDITED)
ASSETS

Cash, cash equivalents, and short-term
investments                                                         $44,198      $32,133

Other assets                                                         10,492        9,811
                                                                    -------      -------
   Total assets                                                     $54,690      $41,944
                                                                    =======      =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities                                                         $ 5,264      $ 5,517

Stockholders' equity                                                 49,426       36,427
                                                                    -------      -------
   Total liabilities and stockholders' equity                       $54,690      $41,944
                                                                    =======      =======